Hims & Hers Health, Inc. Reports Third Quarter 2025 Financial Results

Revenue of nearly $600 million, up 49% year-over-year in Q3 2025

Net income of nearly $16 million; Adjusted EBITDA of over $78 million in Q3 2025

Subscribers grew to almost 2.5 million, up 21% year-over-year in Q3 2025

Narrows full year 2025 revenue guidance to $2.335 billion to $2.355 billion and Adjusted EBITDA guidance to $307 million to $317 million

SAN FRANCISCO, November 3, 2025 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the third quarter ended September 30, 2025, in a shareholder letter that is posted at investors.hims.com.

“This quarter we continued to prove that our vision of helping tens of millions of people around the world access best-in-class, personalized care, from the comfort of their own home is more real than ever. We’re building a platform that gets more personal, more proactive, and resonates with more people as we scale,” said Andrew Dudum, co-founder and CEO. “We’re launching new specialties at an increasing pace, we’re partnering with leaders across healthcare to bring new solutions and services to our users, and we’re making significant progress in establishing Hims & Hers as a truly global brand. The number of people we can help is accelerating rapidly and we’ve never been more confident in our ability to lead this transformation in how the world accesses care.”

Yemi Okupe, CFO, stated, “We delivered another quarter of strong, profitable growth as our model continues to scale and deepen its impact. In the third quarter, revenue grew 49% and Adjusted EBITDA grew 53% year over year, driven by execution against our strategy to broaden access to personalized care that can increasingly serve customers across a wider range of needs. Looking ahead, we’re excited to be in a position to confidently invest in the long-term trajectory of our business. The breadth of opportunities available to us is expanding, and paired with a strong balance sheet and our team’s track record of execution, we continue to build conviction in our ability to exceed the ambitious 2030 targets we established earlier this year.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Subscribers (end of period)	2,471	2,047	21%	2,471	2,047	21%
Monthly Online Revenue per Average Subscriber	$80	$67	19%	$80	$60	33%

Revenue
(In Thousands, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Online Revenue	$589,095	$392,573	50%	$1,702,336	$967,177	76%
Wholesale Revenue	9,881	8,983	10%	27,483	28,198	(3)%
Total revenue	$598,976	$401,556	49%	$1,729,819	$995,375	74%

Third Quarter 2025 Financial Highlights
•Revenue was $599.0 million for the third quarter of 2025 compared to $401.6 million for the third quarter of 2024, an increase of 49% year-over-year.
•Gross margin was 74% for the third quarter of 2025 compared to 79% for the third quarter of 2024.
•Net income was $15.8 million for the third quarter of 2025 compared to $75.6 million for the third quarter of 2024, which included a $60.8 million tax benefit related to the release of a tax valuation allowance, partially offset by tax expense for that period.
•Adjusted EBITDA was $78.4 million for the third quarter of 2025 compared to $51.1 million for the third quarter of 2024.
•Net cash provided by operating activities was $148.7 million for the third quarter of 2025 compared to $85.3 million for the third quarter of 2024.
•Free Cash Flow was $79.4 million for the third quarter of 2025 compared to $79.4 million for the third quarter of 2024.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net income and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the fourth quarter 2025, we expect:
•Revenue of $605 million to $625 million.
•Adjusted EBITDA of $55 million to $65 million, reflecting an Adjusted EBITDA margin of 9% to 10%.

For the full year 2025, we expect:
•Revenue of $2.335 billion to $2.355 billion.
•Adjusted EBITDA of $307 million to $317 million, reflecting an Adjusted EBITDA margin of 13%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Discussions with Novo Nordisk

Hims & Hers and Novo Nordisk are in active discussions to make Wegovy injections and Novo Nordisk’s oral Wegovy (when FDA approved) available through the Hims & Hers platform, advancing consumer options and pursuant to prescriber recommendation. Hims & Hers notes that discussions are ongoing, no definitive agreement has been executed with Novo Nordisk, and there is a possibility that no definitive agreement may ever be executed with Novo Nordisk. In addition, to the extent that a definitive agreement is executed, those terms may differ from what is currently anticipated. While Hims & Hers may voluntarily disclose the terms of any definitive agreement if and when it is executed, depending on the contours of such agreement, Hims & Hers may be under no legal obligation to do so.

Conference Call

Hims & Hers will host a conference call to review the third quarter 2025 results on November 3, 2025, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “assume,” “may,” “will,” “likely,” “potential,” “projects,” “predicts,” “continue,” “goal,” “strategy,” “future,” “forecast,” “target,” “outlook,” “opportunity,” “project,” “confidence,” “foundation,” “groundwork,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line revenue growth and profitability and our ability to attain our 2025, 2026, and long-term financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, the markets accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; potential strategic investments, partnerships, or collaborations, and the expected timing or outcome of any such investments, partnerships, or collaborations; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, strategy, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions; changes in our product or offering mix, and the timing and market acceptance of any new products or offerings; the timing and anticipated effect of any acquisitions; the success and utility of our business model; our market opportunity; our ability to scale our business or expand internationally; the growth of certain of our specialties; our ability to innovate on and expand the scope of our offerings and experiences, including through the use of diagnostics, data analytics and artificial intelligence; our ability to reinvest into the customer experience; and our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained in this press release are based on our current expectations, assumptions and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors and other sections of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this press release are made only as of November 3, 2025. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them. Online Revenue also includes sales from customers who have made one-time purchases.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical environments and on third-party platforms.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services. Customers who have made one-time purchases are not considered Subscribers.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$345,778	$220,584
Short-term investments	283,966	79,667
Inventory	105,989	64,427
Prepaid expenses and other current assets	109,527	31,153
Total current assets	845,260	395,831
Restricted cash	—	856
Long-term investments	438,340	—
Goodwill	259,236	112,728
Property, equipment, and software, net	267,438	82,083
Intangible assets, net	194,931	43,410
Operating lease right-of-use assets	139,297	10,881
Deferred tax assets, net	84,925	61,603
Other long-term assets	3,877	147
Total assets	$2,233,304	$707,539
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$198,413	$91,180
Accrued liabilities	80,131	53,013
Deferred revenue	118,458	75,285
Earn-out liabilities	50,361	—
Operating lease liabilities	3,422	1,889
Total current liabilities	450,785	221,367
Convertible senior notes, net	971,023	—
Operating lease liabilities	143,578	9,456
Earn-out liabilities	49,623	—
Deferred tax liabilities, net	31,208	—
Other long-term liabilities	6,105	—
Total liabilities	1,652,322	230,823
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 219,121,219 and 212,459,586 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of September 30, 2025 and December 31, 2024	23	22
Additional paid-in capital	714,411	719,155
Accumulated other comprehensive income (loss)	921	(324)
Accumulated deficit	(134,373)	(242,137)
Total stockholders' equity	580,982	476,716
Total liabilities and stockholders' equity	$2,233,304	$707,539

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$598,976	$401,556	$1,729,819	$995,375
Cost of revenue	156,918	83,670	440,876	191,781
Gross profit	442,058	317,886	1,288,943	803,594
Gross margin %	74%	79%	75%	81%
Operating expenses:(1)
Marketing	232,150	182,284	681,247	457,759
Operations and support	76,848	47,519	206,371	127,719
Technology and development	40,577	21,092	108,339	55,070
General and administrative	80,676	44,617	196,559	119,739
Total operating expenses	430,251	295,512	1,192,516	760,287
Income from operations	11,807	22,374	96,427	43,307
Other income (expense):
Change in fair value of liabilities	(7,626)	—	(7,626)	—
Other income, net	8,042	1,219	16,770	6,113
Total other income, net	416	1,219	9,144	6,113
Income before income taxes	12,223	23,593	105,571	49,420
Benefit from income taxes	3,551	51,995	2,193	50,593
Net income	15,774	75,588	107,764	100,013
Other comprehensive income	99	397	1,245	353
Total comprehensive income	$15,873	$75,985	$109,009	$100,366

Net income per share attributable to common stockholders:
Basic	$0.07	$0.35	$0.48	$0.47
Diluted	$0.06	$0.32	$0.43	$0.43
Weighted average shares outstanding:
Basic	226,346,815	216,617,143	224,252,467	214,902,040
Diluted	248,675,710	235,069,539	255,552,952	233,149,762
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Marketing	$3,116	$2,458	$9,325	$6,755
Operations and support	5,452	2,605	13,037	7,462
Technology and development	4,842	3,310	14,134	8,710
General and administrative	26,762	16,526	64,260	45,046
Total stock-based compensation expense	$40,172	$24,899	$100,756	$67,973

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$107,764	$100,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,410	11,027
Stock-based compensation	100,756	67,973
Change in fair value of liabilities	7,626	—
Net accretion on securities	(1,313)	(3,440)
Benefit from deferred taxes	(9,484)	(54,340)
Impairment of long-lived assets	531	114
Amortization of debt discount and issuance costs	2,790	—
Non-cash operating lease cost	7,905	1,875
Non-cash acquisition-related costs	4,961	—
Non-cash other	(2,129)	435
Changes in operating assets and liabilities:
Inventory	(40,103)	(26,295)
Prepaid expenses and other current assets	(54,382)	(1,535)
Other long-term assets	(5)	(47)
Accounts payable	76,098	35,052
Accrued liabilities	(41,146)	14,002
Deferred revenue	43,079	24,451
Operating lease liabilities	(664)	(1,761)
Earn-out payable	—	(2,825)
Net cash provided by operating activities	238,694	164,699
Investing activities
Purchases of investments	(713,556)	(150,595)
Maturities of investments	72,757	189,292
Proceeds from sales of investments	—	725
Investment in website development and internal-use software	(12,053)	(8,730)
Purchases of property, equipment, and intangible assets	(166,657)	(17,135)
Acquisition of businesses, net of cash acquired	(121,773)	(15,399)
Net cash used in investing activities	(941,282)	(1,842)
Financing activities
Proceeds from issuance of convertible senior notes, net of debt discount	970,000	—
Purchases of capped calls related to convertible senior notes	(47,800)	—
Proceeds from exercise of vested stock options	9,796	18,505
Payments for taxes related to net share settlement of equity awards	(94,955)	(33,096)
Proceeds from employee stock purchase plan	2,970	1,622
Payments for debt issuance costs	(3,390)	—
Repurchases of common stock	(9,479)	(78,034)
Payments for acquisition-related earn-out consideration	—	(3,190)
Net cash provided by (used in) financing activities	827,142	(94,193)
Foreign currency effect on cash and cash equivalents	(216)	191
Increase in cash, cash equivalents, and restricted cash	124,338	68,855
Cash, cash equivalents, and restricted cash at beginning of period	221,440	97,519
Cash, cash equivalents, and restricted cash at end of period	$345,778	$166,374
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$345,778	$165,518
Restricted cash	—	856
Total cash, cash equivalents, and restricted cash	$345,778	$166,374
Supplemental disclosures of cash flow information
Cash paid for taxes	$23,430	$3,872
Non-cash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$36,841	$704
Right-of-use asset obtained in exchange for lease liability	132,837	2,174
Issuance of common stock in connection with asset acquisition	12,760	—
Common stock to be issued for asset acquisition indemnification holdback	6,380	—
Common stock issued, contingent consideration, additional consideration payable, and liabilities assumed in connection with acquisition of businesses	193,890	16,000
Issuance of common stock for acquisition-related earn-out consideration	—	1,396

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income before stock-based compensation, depreciation and amortization, change in fair value of liabilities, acquisition and transaction-related costs (which includes (i) consideration paid for employee and nonemployee compensation with vesting requirements incurred directly as a result of acquisitions, and (ii) transaction professional services), payroll tax expense related to stock-based compensation, impairment of long-lived assets, income taxes, and interest income and expense, net. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

In the second quarter of 2025, we revised our definition of Adjusted EBITDA to include payroll tax expense related to stock-based compensation, which comprises employer taxes incurred upon vesting of restricted stock units and upon exercise of nonqualified stock options. As a result of recent trends in our stock price, this amount was not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net income and other U.S. GAAP results.

Net Income to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$598,976	$401,556	$1,729,819	$995,375

Net income	15,774	75,588	107,764	100,013
Stock-based compensation	40,172	24,899	100,756	67,973
Depreciation and amortization	17,669	4,383	36,410	11,027
Change in fair value of liabilities	7,626	—	7,626	—
Acquisition and transaction-related costs	5,838	858	12,093	1,824
Payroll tax expense related to stock-based compensation	2,314	—	5,392	—
Impairment of long-lived assets	531	—	531	114
Benefit for income taxes	(3,551)	(51,995)	(2,193)	(50,593)
Interest income and expense, net	(8,008)	(2,637)	(16,721)	(7,608)
Adjusted EBITDA	$78,365	$51,096	$251,658	$122,750

Net income as a % of revenue	3%	19%	6%	10%
Adjusted EBITDA margin	13%	13%	15%	12%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$148,721	$85,267	$238,694	$164,699
Less: purchases of property, equipment, and intangible assets in investing activities	(65,265)	(3,342)	(166,657)	(17,135)
Less: investment in website development and internal-use software in investing activities	(4,092)	(2,539)	(12,053)	(8,730)
Free Cash Flow	$79,364	$79,386	$59,984	$138,834

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger-Moley
Press@forhims.com